AMENDMENT DATED DECEMBER 3, 2007
                TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

      THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 3rd day of December, 2007, by and between The Advisors' Inner Circle Fund II, a Massachusetts business trust (the "TRUST"), on behalf of the Equinox Fund Complex (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, Equinox Fund Management, LLC, adviser of the Fund Complex, shall be referred to as the "ADVISOR."

      WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

      WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

      NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

      1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment.

      2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

      3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original, facsimile or scanned signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

      5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.

      6. ENTIRE AGREEMENT. This Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof. This Amendment supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

THE ADVISORS' INNER CIRCLE FUND II,
On behalf of the Equinox Fund Complex

BY: /s/ Joseph M. Gallo
        ----------------------------
        Name: Joseph M. Gallo
        Title: V.P. & Asst Secretary

Date: 10/3/07
--------------

SEI INVESTMENTS GLOBAL FUNDS SERVICES

BY: /s/ James Ndiaye
        ---------------------
        Name:  James Ndiaye
        Title: Vice President

Date: 12/3/07
----------------

AGREED TO AND ACCEPTED BY:
the Equinox Fund Complex

By: Equinox Fund Management, LLC, its Advisor

BY: /s/ Robert J. Enck
        -----------------------
        Name: Robert J. Enck
        Title: President & CEO

Date: 11/28/07
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                                  ATTACHMENT 1

                            THE EQUINOX FUND COMPLEX
                                   SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND,
                      ON BEHALF OF THE EQUINOX FUND COMPLEX
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

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FUND COMPLEX:                The Equinox Fund Complex

FEES:                        The following fees are due and payable monthly to SEI GFS
                             pursuant to Article 4 of the Agreement, except to the extent the Advisor agrees to waive its fees or reimburse the Fund
                             Complex's expenses, in which case such fees shall be paid by the Advisor. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:             12 basis points on the first $250 million in assets;
                             10 basis points for assets between $250 million and $1 billion;
                             8 basis points for all assets in excess of $1 billion

The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund Complex during the period.

ANNUAL MINIMUM FEE:          The initial Annual Minimum Fee shall be determined based upon the number of portfolios within the Fund Complex as of the date on which the Fund Complex is launched, as follows:

                             Up to three portfolios:                    $100,000 per
                                                                        portfolio

                             Four or more portfolios:                   $90,000 per
                                                                        portfolio

                             The Annual Minimum Fee shall thereafter be increased at a rate of $90,000 per additional portfolio for each portfolio added after the date on which the Fund Complex is launched.

                             The foregoing Annual Minimum Fees assume that each portfolio includes up to two classes. In the event a portfolio is
                             comprised of more than two classes, the Fund Complex will be assessed an additional annual fee equal to $15,000 per class.

TERM:                        The term of this Schedule shall continue in effect with respect to the Fund Complex for a period of three years from and after the date hereof (the "Initial Term"). Following expiration of the Initial Term, this Schedule shall continue in effect for successive periods of one year (each, a "Renewal Term"). This
                             Schedule
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                             may be terminated only: (a) by either party at the end of the
                             Initial Term or the end of any Renewal Term on one hundred eighty days prior written notice; (b) by either party hereto on such date as is specified in written notice given by the
                             terminating party, in the event of a material breach of this
                             Agreement by the other party, provided the terminating party has notified the other party of such material breach at least ninety days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to any portfolio, upon forty-five days prior written notice, effective (i) upon the reorganization or merger of a portfolio into another entity, provided that SEI GFS or one of its affiliates enters into a written agreement to
                             provide administration services on behalf of such entity, or
                             (ii) upon any "change of control" of the Adviser by sale,
                             merger, reorganization, acquisition or other disposition of substantially all of the assets of the Adviser to a third
                             party, provided that SEI GFS or one of its affiliates enters into a written agreement to provide administration services on behalf of the third party or surviving entity. For purposes of this paragraph, the term "change of control" shall mean any transaction that results in the transfer of right, title and ownership of fifty-one percent or more of the equity interests of the Adviser to a third party.

ADVISER EXPENSE REPAYMENT:   Any and all out of pocket fees, costs, or expenses advanced by
                             SEI GFS, in its sole discretion on behalf of the Fund Complex or the undersigned Adviser, as a result of any failure to fully satisfy and comply with any and all applicable portfolio
                             expense caps or expense ratio limits, shall be the
                             responsibility of the Adviser and shall be promptly repaid to
                             SEI GFS ("Repayment Obligation"). Any such Repayment Obligation of the Adviser shall survive: (i) the termination of the
                             Agreement and this Amendment thereto, (ii) any merger or
                             liquidation of any subject portfolio, unless and until the
                             Repayment Obligation is indefeasibly paid in full.

ASSUMPTIONS:                 Each portfolio shall use commercially reasonable efforts to implement automatic trade communication to SEI GFS and
                             automated custody reconciliation as soon as practicable
                             following the date of this Amendment.
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